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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-169714 on Form S-8 and Registration Statement No. 333-199263 on Form S-3 of our report dated March 8, 2013 (October 10, 2014 as to the retrospective reclassifications related to the sale of oil and gas properties in the Utica Shale region described in Note 4 and changes in segment reporting related to this sale to remove the Oil and Natural Gas segment described in Note 21, and March 11, 2015 as to the changes in segment reporting for the new Illinois Basin segment described in Note 21) relating to the consolidated financial statements of Rhino Resource Partners LP, appearing in this Annual Report on Form 10-K of Rhino Resource Partners LP dated March 11, 2015.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
March 11, 2015

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM